UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2020 (April 27, 2020)

MARIZYME, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27237	82-5464863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2950 E. Harmony Rd., Suite 255, Fort Collins, CO 80528	80528
(Address of principal executive offices)	(Zip Code)

(925) 400-3123
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[   ]

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Somah Acquisition Agreement Amendments

On December 15, 2019, Marizyme, Inc. (the “Company”) entered into an asset purchase agreement (the “Agreement”) with Somahlution, LLC, Somahlution, Inc. and Somaceutica, LLC, companies duly organized under the laws of Florida (collectively, “Somah”) to acquire the assets of Somah (the “Acquisition”). Somah is engaged in developing products to prevent ischemic injury to organs and tissues and its products (the “Somah Products”) include DuraGraft, a one-time intraoperative vascular graft treatment for use in vascular and bypass surgeries that maintains endothelial function and structure, and other related properties.

As a condition to the closing of the Acquisition and in accordance with the terms of the Agreement, the Company was required to raise at least $10 million in funding (the “Funding Minimum”) to be used as working capital to develop the Somah Products post-closing. The Agreement could be terminated (i) at any time prior to the closing by mutual consent of the Company and Somah or (ii) by either party if the Acquisition was not consummated by February 28, 2020 (the “Drop Dead Date”), which date would be automatically extended for an additional 30 days if necessary.

On March 31, 2020, the Agreement was amended (“Amendment No. 1”) by the Company and Somah to officially extend the Drop Dead Date to April 30, 2020. On May 29, 2020, the Agreement was amended again (“Amendment No. 2” and together with Amendment No. 1, the “Amendments”) to further extend the Drop Dead Date to July 30, 2020, which date will be automatically extended, if short term funding for the Company is arranged, for up to an additional 30 days if and as required, and further by mutual agreement. Amendment No. 2 also reduced the Funding Minimum to $5 million.

Somah Licensing and Distribution Agreements

On November 7, 2019, we signed a licensing and distribution agreement with Somahlution LLC that gave us an exclusive, perpetual license to manufacture, distribute and sell the Somahlution’s Duragraft product in Mexico, South America and in in certain Asian and European countries.

Somahlution is engaged in developing products to prevent ischemic injury to organs and tissues and its products, which we refer to as the Somah Products, include DuraGraft, a one-time intraoperative vascular graft treatment for use in vascular and bypass surgeries that maintains endothelial function and structure, thereby reducing the incidence and complications of graft failure and improving clinical outcomes.

On April 27, 2020, we amended and restated our licensing and distribution agreement with Somalution primarily to expand the list of countries in which we can manufacture and distribute the Duragraft product and to give us patent ownership rights in the countries where we have paid for the costs of patent applications. Appendix A hereto lists the countries where we have already paid for patent applications and where we currently own all right, title and interest to the Duragraft intellectual property and patents listed, in perpetuity.

The material terms of this amended and restated licensing and distribution agreement are as follows: Somahlution has granted us an exclusive, perpetual, sub-licensable license to Somahlution’s intellectual property, trade marks (TM), and all technical knowhow in the fields of use including coronary artery bypass grafting, peripheral vascular bypass grafting and other vascular surgeries, to enable us to file for regulatory approvals and ISO 13485 certification, conduct preclinical and clinical studies, and to manufacture, distribute, market and commercialize the Duragraft product in the territories specified in the Agreement. In countries where we pay for patent related costs or file for registration, regulatory approvals or CE certification, or conduct preclinical and clinical studies, we will own the Somah intellectual properties which are the subject of these actions. If we make changes or enhancements to the Somah intellectual property, we will own the new intellectual property which we shall then license to Somah at no cost. We will purchase all Somah Products from Somah until we can manufacture such products ourselves under CE certification, Somah having transferred all of its manufacturing technology to us. Although there is no licensing fee, we have agreed to purchase a minimum amount of Duragraft product from Somah on an annual basis at set prices which may increase annually. The term of the agreement is five years, subject to an extension in perpetuity in all areas where we have begun to operate under the agreement. If we or one of our related or licensee parties, or any third party does not begin commercialization of the Duragraft product within five years of the initial agreement signing date, November 7, 2019, we will agree to terminate the agreement and return all Somah Product materials and documents to Somah.

The above discussion is only a partial description of the terms of the Amendments and the amended and restated licensing and distribution agreement, copies of which are attached hereto for review, as Exhibits 10.1, 10.2 and 10.3, respectively.

ITEM 9.01. FINANCIAL STATEMENT AND EXHIBITS

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
10.1	Amendment No. 1 dated March 31, 2020 to Asset Purchase Agreement dated December 15, 2019 by and between the Registrant and Somahlution, LLC et al.

10.2	Amendment No. 2 dated May 29, 2020 to Asset Purchase Agreement dated December 15, 2019 by and between the Registrant and Somahlution, LLC et al.

10.3	Licensing and Distribution Agreement dated April 27, 2020 by and between the Registrant and Somahlution, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, FC Global Realty Incorporated has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2020	MARIZYME, INC.

	By:	/s/ Nicholas P. DeVito
Nicholas P. DeVito
Interim Chief Executive Officer

Appendix A

Current Marizyme Duragraft Patent Ownership.

Country	Patent or patent application	Owned by
Argentina	Commercial DuraGraft (DG); Pending; Under examination;	Marizyme
Australia	Commercial DG; Granted. Annuity Payment Issue.	Marizyme
Brazil	Commercial DG; Pending; Under Examination	Marizyme
Canada	Commercial DG; Pending; Under examination	Marizyme
China	Commercial DG; Pending; Under examination	Marizyme
Eurasia	Commercial DG; Pending; Under examination	Marizyme
Indonesia	Commercial DG; Pending; under examination	Marizyme
Israel	Commercial DG; Pending; Under examination	Marizyme
South Korea	Commercial DG; Pending.	Marizyme
Mexico	Somah Patent; Granted	Marizyme
Mexico	Commercial DG; Pending; under examination	Marizyme
South Africa	Commercial DG; Pending; Under examination	Marizyme
Taiwan	Somah; Granted	Marizyme
Taiwan	Alternate DG; Granted	Marizyme
Thailand	Commercial DG; Pending	Marizyme